Verisign Reports First Quarter 2025 Results

RESTON, VA - April 24, 2025 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of critical internet infrastructure and domain name registry services, today reported financial results for the first quarter of 2025.

VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $402 million for the first quarter of 2025, up 4.7 percent from the same quarter in 2024. Operating income was $271 million for the first quarter of 2025, compared to $259 million for the same quarter of 2024. Verisign reported net income of $199 million and diluted earnings per share (diluted “EPS”) of $2.10 for the first quarter of 2025, compared to net income of $194 million and diluted EPS of $1.92 for the same quarter of 2024.

“Verisign delivered solid results in the first quarter. As part of our ongoing commitment to return value to shareholders, I’m particularly pleased to announce the initiation of a quarterly cash dividend,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•On April 23, 2025, Verisign’s Board of Directors declared a cash dividend of $0.77 per share of Verisign’s outstanding common stock to stockholders of record as of the close of business on May 19, 2025, payable on May 28, 2025. Verisign intends to continue to pay a cash dividend on a quarterly basis, subject to market conditions and approval by Verisign’s Board of Directors.
•On March 11, 2025, Verisign issued $500 million aggregate principal amount of 5.25% Senior Notes due 2032. On March 31, 2025, the net proceeds from the issuance, together with cash on hand, were used to fund the repayment of the $500 million, 5.25% Senior Notes due 2025 upon their maturity.
•Verisign ended the first quarter of 2025 with cash, cash equivalents and marketable securities of $649 million, an increase of $49 million from year-end 2024.
•Cash flow from operations was $291 million for the first quarter of 2025, compared to $257 million for the same quarter of 2024.
•Deferred revenues as of March 31, 2025 totaled $1.36 billion, an increase of $57 million from year-end 2024.
•During the first quarter of 2025, Verisign repurchased 1.0 million shares of its common stock for an aggregate cost of $230 million. As of March 31, 2025, there was $793 million remaining for future share repurchases under the share repurchase program, which has no expiration.

Business Highlights
•Verisign ended the first quarter of 2025 with 169.8 million .com and .net domain name registrations in the domain name base, a 1.5 percent decrease from the end of the first quarter of 2024, and a net increase of 0.78 million domain names during the first quarter of 2025.
•During the first quarter of 2025, Verisign processed 10.1 million new domain name registrations for .com and .net, compared with 9.5 million for the first quarter of 2024.
•The final .com and .net renewal rate for the fourth quarter of 2024 was 74.0 percent compared to 73.2 percent for the same quarter of 2023. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the first quarter 2025 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4797 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign (NASDAQ: VRSN), a global provider of critical internet infrastructure and domain name registry services, enables internet navigation for many of the world’s most recognized domain names. Verisign helps enable the security, stability, and resiliency of the Domain Name System and the internet by providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more please visit verisign.com.

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. Examples of forward-looking statements in this earnings release include statements regarding the Company’s dividend program. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, attempted security breaches, cyber-attacks, and DDoS attacks against our systems and services; the introduction of undetected or unknown defects in our systems or services; vulnerabilities in the global routing system; system interruptions or system failures; damage or interruptions to our data centers, data center systems or resolution systems; risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions; any loss or modification of our right to operate the .com and .net gTLDs; changes or challenges to the pricing provisions of the .com Registry Agreement; new or existing governmental laws and regulations in the U.S. or other applicable non-U.S. jurisdictions; new laws, regulations, directives or ICANN policies that require us to obtain and maintain personal information of registrants; economic, legal, regulatory, and political risks associated with our international operations; unfavorable changes in, or interpretations of, tax rules and regulations; risks from the adoption of ICANN’s consensus and temporary policies, technical standards and other processes; the weakening of, or changes to, the multi-stakeholder model of internet governance; the outcome of claims, lawsuits, audits or investigations; lower economic growth, particularly in China; our ability to compete in the highly competitive business environment in which we operate; changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases; our ability to expand our services into developing and emerging economies; our ability to maintain strong relationships with registrars and their resellers; our ability to attract, retain and motivate highly skilled employees; and our ability to protect and enforce our intellectual property rights. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2024, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-3447
Media Relations: David McGuire, davmcguire@verisign.com, 703-948-3800

©2025 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$575.4	$206.7
Marketable securities	73.1	393.2
Other current assets	65.6	63.9
Total current assets	714.1	663.8
Property and equipment, net	221.5	224.5
Goodwill	52.5	52.5
Deferred tax assets	277.2	281.3
Deposits to acquire intangible assets	145.0	145.0
Other long-term assets	37.4	39.4
Total long-term assets	733.6	742.7
Total assets	$1,447.7	$1,406.5
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$266.9	$257.8
Deferred revenues	1,019.7	973.5
Current senior notes	—	299.8
Total current liabilities	1,286.6	1,531.1
Long-term deferred revenues	341.7	330.7
Long-term senior notes	1,786.3	1,492.5
Long-term tax and other liabilities	10.1	10.1
Total long-term liabilities	2,138.1	1,833.3
Total liabilities	3,424.7	3,364.4
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5.0; Issued and outstanding shares: none	—	—
Common stock and additional paid-in capital—par value $.001 per share; Authorized shares: 1,000; Issued shares: 355.4 at March 31, 2025 and 355.2 at December 31, 2024; Outstanding shares: 94.1 at March 31, 2025 and 95.0 at December 31, 2024	10,427.2	10,645.3
Accumulated deficit	(12,401.4)	(12,600.7)
Accumulated other comprehensive loss	(2.8)	(2.5)
Total stockholders’ deficit	(1,977.0)	(1,957.9)
Total liabilities and stockholders’ deficit	$1,447.7	$1,406.5

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues	$402.3	$384.3
Costs and expenses:
Cost of revenues	49.4	49.1
Research and development	26.0	24.8
Selling, general and administrative	55.7	51.5
Total costs and expenses	131.1	125.4
Operating income	271.2	258.9
Interest expense	(20.3)	(18.8)
Non-operating income, net	7.5	13.9
Income before income taxes	258.4	254.0
Income tax expense	(59.1)	(59.9)
Net income	199.3	194.1
Other comprehensive loss	(0.3)	(0.2)
Comprehensive income	$199.0	$193.9

Earnings per share:
Basic	$2.11	$1.93
Diluted	$2.10	$1.92
Shares used to compute earnings per share
Basic	94.6	100.8
Diluted	94.8	100.9

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$199.3	$194.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	8.9	9.8
Stock-based compensation expense	17.5	15.1
Amortization of discount on investments in debt securities	(3.6)	(7.0)
Other, net	1.1	1.0
Changes in operating assets and liabilities:
Other assets	0.2	(4.1)
Other liabilities	6.6	(8.0)
Deferred revenues	57.2	38.6
Net deferred income taxes	4.1	17.8
Net cash provided by operating activities	291.3	257.3
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	358.6	658.0
Purchases of marketable securities	(35.2)	(157.8)
Purchases of property and equipment	(5.8)	(3.8)
Net cash provided by investing activities	317.6	496.4
Cash flows from financing activities:
Repayment of borrowings	(500.0)	—
Proceeds from senior note issuance, net of issuance costs	493.9	—
Repurchases of common stock	(241.7)	(269.9)
Proceeds from employee stock purchase plan	7.9	8.3
Net cash used in financing activities	(239.9)	(261.6)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(0.3)	(0.4)
Net increase in cash, cash equivalents, and restricted cash	368.7	491.7
Cash, cash equivalents, and restricted cash at beginning of period	212.1	245.5
Cash, cash equivalents, and restricted cash at end of period	$580.8	$737.2
Supplemental cash flow disclosures:
Cash paid for interest	$26.2	$13.1
Cash paid for income taxes, net of refunds received	$20.0	$16.1